UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2021

ALKURI GLOBAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40011	85-4768339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Hillsboro Pike, Suite 300

Nashville, TN 37215

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (615) 632-0303

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one fourth of one redeemable warrant	KURIU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	KURI	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	KURIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 20, 2021, Alkuri Global Acquisition Corp. (the “Company”) held its special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders approved (1) the proposal to approve the business combination (the “Business Combination”), including the Merger Agreement, dated as of June 3, 2021, by and among Babylon Holdings Ltd. (“Babylon”), the Company, Liberty USA Merger Sub, Inc. (“Merger Sub”), Dr. Ali Parsadoust (the “Founder”), and Alkuri Sponsors LLC (“Sponsor”), and the related agreements and transactions contemplated thereby (the “Business Combination Proposal”), (2) the Babylon Holdings Ltd. 2021 Equity Incentive Plan (the “2021 Plan” and such proposal, the “Equity Plan Proposal”), and (3) the adjournment of the Special Meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination (the “Adjournment Proposal”). The affirmative vote of at least a majority of the outstanding shares of Alkuri’s Class A common stock, par value $0.0001 per share (“Alkuri Class A Common Stock”), and Class B common stock (“Alkuri Class B Common Stock,” and together with the Alkuri Class A Common Stock, the “Alkuri Common Stock”) present and entitled to vote at the Special Meeting was required to approve the Business Combination Proposal.

Set forth below are the final voting results for the Business Combination Proposal, the Equity Plan Proposal, and the Adjournment Proposal.

Business Combination Proposal

The Business Combination Proposal was approved, approving the Business Combination, including the Merger Agreement, dated as of June 3, 2021, by and among Babylon, the Company, Merger Sub, the Founder, and Sponsor, and the related agreements and transactions contemplated thereby. The voting results of the Alkuri Common Stock were as follows:

For	Against	Withheld
30,577,965	1,242,574	227,387

Equity Plan Proposal

The Equity Plan Proposal was approved, approving the 2021 Plan. The voting results of the Alkuri Common Stock were as follows:

For	Against	Withheld
28,933,406	2,884,339	230,181

Adjournment Proposal

The Adjournment Proposal was approved, approving the adjournment of the Special Meeting to a later date or dates, if necessary, if the parties were not able to consummate the Business Combination. The voting results of the Alkuri Common Stock were as follows:

For	Against	Withheld
29,862,570	1,956,634	228,722

Based on the results of the Special Meeting, and subject to the satisfaction or waiver of certain other closing conditions, the Business Combination is expected to be consummated on or around October 21, 2021. Following the consummation of the Business Combination, the ordinary shares and warrants of Babylon Holdings Ltd. are expected to begin trading on the New York Stock Exchange under the symbols “BBLN” and “BBLN.W,” respectively, on or about October 22, 2021.

Item 8.01. Other Events.

On October 20, 2021, the Company issued a press release (the “Press Release”) announcing the results of Special Meeting.

A copy of the Press Release is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKURI GLOBAL ACQUISITION CORP.

	By:	/s/ Rich Williams
	Name:	Rich Williams
	Title:	Chief Executive Officer
Date: October 20, 2021